MOORE STEPHENS
CERTIFIED PUBLIC ACCOUNTANTS

905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

Tel : (852) 2375 3180
Fax : (852) 2375 3828
E-mail : ms@ms.com.hk
www.ms.com.hk

馬施雲
會計師事務所

September 22, 2008

The Board of Directors
China Precision Steel, Inc.
8/F Teda Building
87 Wing Lok Street
Sheung Wan
Hong Kong

Dear Sirs,

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-3 of China Precision Steel, Inc. of our report date September 10, 2008, related to the consolidated financial statements of the Company as of June 30, 2008 and for the year then ended, which appears in the Company's Annual Report on Form 10-K for the year ended June 30, 2008.

Yours faithfully,

Moore Stephens

Certified Public Accountants
Hong Kong